UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549-1004
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 5, 2017
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GENERAL MOTORS COMPANY
(Exact name of registrant as specified in its charter)
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DELAWARE (State or other jurisdiction of incorporation)	001-34960 (Commission File Number)	27-0756180 (I.R.S. Employer Identification No.)
300 Renaissance Center, Detroit, Michigan (Address of principal executive offices)	48265-3000 (Zip Code)

(313) 556-5000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

___________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17-CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement
On March 5, 2017, General Motors Holdings LLC, a wholly owned subsidiary of General Motors Company (the “Company”) and a limited liability company organized under the laws of the State of Delaware (the “Seller”), entered into a Master Agreement (the “Agreement”) with PSA Group (the “Purchaser”). Pursuant to the Agreement, the Purchaser will acquire the Company’s Opel and Vauxhall businesses and certain other assets in Europe (the “Opel/Vauxhall Business”) and, together with a financial partner, the Company’s European financial subsidiaries and branches (the “Fincos” and, together with the Opel/Vauxhall Business, the “Transferred Business”), including all of the equity interests of certain subsidiaries of the Company, certain minority interests and substantially all of the assets of the Company’s subsidiary, Adam Opel AG, a German Aktiengesellschaft (“AOAG”).
The net consideration to be paid for the Opel/Vauxhall Business under the Agreement has an estimated value of approximately $1.2 billion (€1.1 billion), consisting of (i) approximately $0.9 billion (€891 million) in cash and (ii) warrants (valued at approximately $0.7 billion (€649 million) based on recent trading prices of Purchaser’s shares), less (iii) an approximately $0.4 billion (€400 million) de-risking premium payment to the Purchaser for the assumption of certain underfunded pension liabilities by the Purchaser. The warrants are not exercisable for five years and do not include any governance or voting rights with respect to the Purchaser. In addition, the Company has agreed to sell the shares of the Purchaser received upon exercise of the warrants within 35 days after exercise. The net consideration to be paid for the Fincos will be 0.8 times their book value at closing, which the Company estimates will be approximately $1 billion (€927 million). The purchase price is subject to certain working capital and other adjustments as provided in the Agreement.
The transfer of the Transferred Business is subject to the satisfaction of various closing conditions, including receipt of necessary antitrust, financial and other regulatory approvals, the reorganization of the Transferred Business, including pension plans in the United Kingdom (as described below), the completion of the contribution or sale by AOAG of its assets and liabilities to a subsidiary, the transfer of GMAC UK plc’s interest in SAIC-GMAC Automotive Finance Company Limited to General Motors Financial Company, Inc. or an alternate entity designated by the Seller (unless either party elects to close without completion of the transfer), and the continued accuracy (subject to certain exceptions) at closing of certain of the Seller’s representations and warranties. The transfer of the Opel/Vauxhall Business is expected to close by the end of 2017. The transfer of the Fincos will close as soon as practicable after the receipt of necessary antitrust, financial and other regulatory approvals, which may be after the transfer of the Opel/Vauxhall Business. The transfer of the Fincos will not occur unless the transfer of the Opel/Vauxhall Business occurs. There can be no assurance that all required governmental consents or clearances will be obtained or that the other closing conditions will be satisfied.
Issuance of the warrants is subject to approval by shareholders of the Purchaser holding at least two-thirds of the voting rights attributable to the Purchaser’s ordinary shares at a meeting scheduled to be held on May 10, 2017. Holders of approximately 51.5% of the voting rights attributable to the Purchaser’s ordinary shares have agreed with the Purchaser to vote their shares in favor of approval. In the event the Purchaser’s shareholders do not approve issuance of the warrants, the Purchaser will instead pay the Seller approximately $0.7 billion (€649 million), payable in five equal cash installments on each anniversary of the closing date.
The Seller and the Purchaser have each made customary representations, warranties and covenants in the Agreement, including, among others, covenants by the Seller to conduct the Transferred Business in the ordinary course between the execution of the Agreement and the consummation of the transaction.
The Seller has agreed to indemnify the Purchaser for certain losses resulting from any inaccuracy of the representations and warranties or breaches of covenants of the Seller in the Agreement and for certain other liabilities. Certain (but not all) of these indemnification obligations are subject to time limitations, thresholds and/or caps as to amount. Upon entry into the Agreement, the Company entered into a guarantee, dated as of March 5, 2017, for the benefit of the Purchaser and pursuant to which the Company has agreed to guarantee the Seller’s indemnification obligations.
The Seller will retain net underfunded pension liabilities of approximately $6.5 billion primarily to current pensioners and former employees of the Transferred Business with vested pension rights. The Purchaser will assume approximately $2.8 billion (€2.6 billion) of net underfunded pension liabilities primarily with respect to active employees of the Transferred Business, and at closing, the Seller will make payments to the Purchaser (or a pension funding vehicle) of approximately $3.2 billion (€3.0 billion) in respect of these assumed liabilities, inclusive of the approximately $0.4 billion (€400 million) de-risking premium payment described above. The pension liabilities described in this Current Report on Form 8-K are calculated as of December 31, 2016. The actual pension liabilities retained by the Seller and assumed by the Purchaser, as applicable, will be determined at the closing date and, as a result, may differ from the amounts reported herein.

The Seller will retain responsibility for the existing United Kingdom defined benefit pension plans related to the Transferred Business, including responsibility for service accruals through the closing date. Those plans with active participants are expected to close to future accrual as of the day before the closing date, subject to and without prejudice to, the legally required consultation procedures. Retention of these plans will be implemented by a reorganization of the relevant pension plans that will require the consent of the trustees of these plans. There can be no assurances regarding the employee consultation process, that the trustees’ consent will be obtained, or that the trustees will not impose additional conditions to granting consent.
The Seller has agreed to provide certain transitional services to the Purchaser for a limited period of time following closing and not to engage in certain competing businesses in Europe for a period of three years.
The Agreement contains certain termination rights for both the Seller and the Purchaser, including if certain closing conditions have not been satisfied on or before June 1, 2018. If the transfer of the Opel/Vauxhall Business is completed by such date, but the completion of the transfer of any of the Fincos has not been completed within 18 months after the closing of the transfer of the Opel/Vauxhall Business, the Seller will retain and liquidate the remaining Fincos.
The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2017.
ITEM 2.05 Costs Associated with Exit or Disposal Activities
In connection with the transaction described under Item 1.01 above, which description is incorporated herein by reference, the Company expects to recognize a special charge of approximately $4.0 to $4.5 billion. The charge principally consists of valuation allowances of approximately $2.7 billion related to certain deferred tax assets that will no longer be realizable upon transfer of the Transferred Business, the approximately $0.4 billion (€400 million) de-risking premium payment and the recognition of approximately $1.2 billion of previously deferred pension losses. The other components of the disposal result in gains and losses that largely offset. As discussed in Item 1.01 above, at closing, cash payments of approximately $3.2 billion (€3.0 billion) will be made to the Buyer for assumed pension liabilities, inclusive of the approximately $0.4 billion (€400 million) de-risking premium payment included in the special charge. At a future reporting date, the Transferred Business will be presented as held for sale and as discontinued operations following the receipt of certain consents and approvals also described in Item 1.01 above.
All of the above charges, the nature of such charges and the effect of such charges are estimates only and are subject to change.
We have assumed an exchange rate of $1.054/€1.00 for this Current Report on Form 8-K.
This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. These statements involve estimates, expectations, projections, goals, assumptions, known and unknown risks, and uncertainties and typically include words or variations of words such as “anticipate,” “believe,” “intend,” “predict” “outlooks,” “objective,” “forecast,” “will” or “may” or other comparable terms and phrases. All statements that address results, events or developments that the Company expects or anticipates will occur in the future are forward-looking statements. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Factors that might cause such differences include, but are not limited to, a variety of economic, competitive and regulatory factors, many of which are beyond the Company’s control and are described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, as well as additional factors it may describe from time to time in other filings with the U.S. Securities and Exchange Commission. Forward-looking statements provide the Company’s current expectations or predictions of future conditions, events or results and speak only as of the date they are made, and the Company can provide no assurance that these expectations and predictions will prove to have been correct and actual results may vary materially. The Company disclaims any obligation to publicly update or revise any forward-looking statements, except as required by law.
ITEM 7.01 Regulation FD Disclosure
On March 6, 2017, the Company issued a press release announcing entry into the Agreement. A copy of the press release announcing entry into the Agreement is attached hereto as Exhibit 99.1.
In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in this Item 7.01 shall not be incorporated by reference into any filing or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing or document.

ITEM 9.01 Financial Statements and Exhibits
EXHIBIT

Exhibit No.	Description	Method of Filing

Exhibit 99.1	Press Release Dated March 6, 2017	Attached as Exhibit

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL MOTORS COMPANY (Registrant)
/s/ JILL E. SUTTON
Date: March 6, 2017	By:	Jill E. Sutton Deputy General Counsel & Corporate Secretary